UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 26, 2004

LABOR READY, INC.

(Exact name of Registrant as specified in its charter)

Washington	91-1287341
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1015 A Street Tacoma, Washington 98402
(Address of principal executive offices, including zip code)

(253) 383-9101
(Registrant’s telephone number, including area code)

ITEM 9.                                                     REGULATION FD DISCLOSURE

Copies of slide presentations which will be presented by us at the Morgan Stanley Business & Professional Services Conference held at Morgan Stanley’s offices in New York city on February 26, 2004 at 3:30 PM (ET), and generally to members of the financial and investment community from time to time (the “Investor Presentation”), are attached to this Report as Exhibit 99.1 and are also available on Labor Ready’s website, www.laborready.com.  The Investor Presentation is being furnished pursuant to Regulation FD and Item 9 of  Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in the Investor Presentation shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2004

LABOR READY, INC.

	By:	/s/ Joseph P. Sambataro, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation